EXHIBIT 99.1
LGI Homes Reports First Quarter 2023 Results and Updates Guidance for 2023
THE WOODLANDS, Texas, May 2, 2023 (GLOBE NEWSWIRE) - LGI Homes, Inc. (NASDAQ: LGIH) today announced financial results for the first quarter ended March 31, 2023.
First Quarter 2023 Highlights
•Net Income of $27.0 million, or $1.15 Basic EPS and $1.14 Diluted EPS
•Net Income Before Income Taxes of $32.3 million
•Home Sales Revenues of $487.4 million
•Home Closings of 1,366 homes
•Average Sales Price per Home Closed increased 4.5% from the first quarter of 2022 to $356,777
•Gross Margin as a Percentage of Homes Sales Revenues of 20.3%
•Adjusted Gross Margin* as a Percentage of Home Sales Revenues of 22.1%
•Total Owned and Controlled lots of 69,724
•Net Orders increased 12.5% from the first quarter of 2022 to 2,219
•Ending Backlog of 1,555 homes valued at $561.4 million
*Non-GAAP
Please see “Non-GAAP Measures” for a reconciliation of Adjusted Gross Margin (a non-GAAP measure) to Gross Margin, the most directly comparable GAAP measure.
Balance Sheet Highlights
•Total liquidity of $358.8 million at March 31, 2023, including cash and cash equivalents of $43.0 million and $315.8 million of availability under the Company’s revolving credit facility
•Net debt to capitalization of 37.5% at March 31, 2023
Management Comments
“We are pleased with the results of our first quarter and encouraged to see that demand trends appear to be returning to normalized levels,” said Eric Lipar, Chairman and Chief Executive Officer of LGI Homes.
“In the first quarter, we closed 1,366 homes and generated over $487 million in revenue, despite starting with limited homes in inventory and our lowest backlog in four years. As demand increased and buyers responded to modest rate incentives, smaller product offerings, lower, more stable interest rates and our targeted marketing, we pivoted from a cash generation focus to driving order growth. The success of our efforts was highlighted by a 12.5% increase in net orders in the first quarter compared to last year’s strong comp, and a 148% increase in net orders from the fourth quarter of 2022. Notably, the pace of net orders in the first quarter was 7.6 homes per community, per month, the highest pace we have delivered since the first quarter of 2021. These outstanding results have allowed us to raise prices in many of our communities as we pivot to expanding our margins throughout the course of the year.
“Our balance sheet is in great shape. We ended the quarter with total liquidity of $359 million and our net debt-to-capitalization ratio was 37.5%. This marked our second consecutive quarter of deleveraging. We remain focused on our capital and expect to continue investing in our business as we increase community count throughout this year and next.”
Mr. Lipar concluded, “Recent demand trends are encouraging and we remain optimistic on the long-term outlook for the housing market. We are confident that our unique business model, entry-level spec focus, strong balance sheet and dedicated employees position us to capitalize on these trends and deliver strong results throughout the rest of the year.”
Full Year 2023 Outlook
Subject to the caveats in the Forward-Looking Statements section of this press release, the Company is providing the following updates to its guidance for the full year 2023. The Company now expects:
•Home closings between 6,300 and 7,100
•Active selling communities at the end of 2023 between 115 and 125
•Average sales price per home closed between $345,000 and $360,000
•Gross margin as a percentage of home sales revenues between 21.0% and 23.0%
•Adjusted gross margin (non-GAAP) as a percentage of home sales revenues between 22.5% and 24.5% with capitalized interest accounting for substantially all the difference between gross margin and adjusted gross margin
•SG&A as a percentage of home sales revenues between 12.5% and 13.5%
•Effective tax rate between 23.5% and 24.5%
This outlook assumes that general economic conditions, including input costs, materials, product and labor availability, interest rates and mortgage availability, in the remainder of 2023 are similar to those experienced in the first quarter of 2023 and that the average sales price per home closed, construction costs, availability of land and land development costs in the remainder of 2023 are consistent with the Company’s recent experience. In addition, this outlook assumes that governmental regulations relating to land development and home construction are similar to those currently in place.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 12:30 p.m. Eastern Time on Tuesday, May 2, 2023 (the “Earnings Call”).
Participants may access the live webcast by visiting the Investor Relations section of the Company’s website at www.lgihomes.com.
An archive of the webcast will be available for replay on the Company’s website for one year from the date of the conference call.
About LGI Homes, Inc.
Headquartered in The Woodlands, Texas, LGI Homes, Inc. is a pioneer in the homebuilding industry, successfully applying an innovative and systematic approach to the design, construction and sale of homes across 35 markets in 20 states. As one of America’s fastest growing companies, LGI Homes has closed over 64,000 homes since its founding in 2003 and has delivered profitable financial results every year. Nationally recognized for its quality construction and exceptional customer service, LGI Homes was named to Newsweek’s list of America’s Most Trustworthy Companies for the second consecutive year. LGI Homes’ commitment to excellence extends to its more than 1,000 employees, earning the Company numerous workplace awards at the local, state and national level, including the Top Workplaces USA 2023 Award. For more information about LGI Homes and its unique operating model focused on making the dream of homeownership a reality for families across the nation, please visit the Company’s website at www.lgihomes.com.
Forward-Looking Statements
Any statements made in this press release or on the Earnings Call that are not statements of historical fact, including statements about the Company’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements include information concerning projected 2023 home closings, active selling communities, average sales price per home closed, gross margin as a percentage of home sales revenues, adjusted gross margin as a percentage of homes sales revenues,

SG&A as a percentage of home sales revenues and effective tax rate, as well as market conditions and possible or assumed future results of operations, including descriptions of the Company's business plan and strategies. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or, in each case, their negative, or other variations or comparable terminology. For more information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements please refer to the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the “Cautionary Statement about Forward-Looking Statements” subsection within the “Risk Factors” section, the “Risk Factors” and “Cautionary Statement about Forward-Looking Statements” sections in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and subsequent filings by the Company with the Securities and Exchange Commission. The Company bases these forward-looking statements or projections on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this press release or listen to the Earnings Call, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although the Company believes that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect the Company’s actual results to differ materially from those expressed in the forward-looking statements and projections. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If the Company does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.

LGI HOMES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share data)

	March 31,	December 31,
	2023	2022
ASSETS
Cash and cash equivalents	$42,966	$31,998
Accounts receivable	21,870	25,143
Real estate inventory	2,880,520	2,898,296
Pre-acquisition costs and deposits	26,425	25,031
Property and equipment, net	35,273	32,997
Other assets	76,724	93,159
Deferred tax assets, net	5,127	6,186
Goodwill	12,018	12,018
Total assets	$3,100,923	$3,124,828

LIABILITIES AND EQUITY
Accounts payable	$39,940	$25,287
Accrued expenses and other liabilities	340,917	340,128
Notes payable	1,045,837	1,117,001
Total liabilities	1,426,694	1,482,416

COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock, par value $0.01, 250,000,000 shares authorized, 27,472,206 shares issued and 23,532,734 shares outstanding as of March 31, 2023 and 27,245,278 shares issued and 23,305,806 shares outstanding as of December 31, 2022	275	272
Additional paid-in capital	311,525	306,673
Retained earnings	1,717,451	1,690,489
Treasury stock, at cost, 3,939,472 shares as of March 31, 2023 and December 31, 2022	(355,022)	(355,022)
Total equity	1,674,229	1,642,412
Total liabilities and equity	$3,100,923	$3,124,828

LGI HOMES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Home sales revenues	$487,357	$546,050

Cost of sales	388,541	387,643
Selling expenses	42,805	34,398
General and administrative	29,960	28,289
Operating income	26,051	95,720
Other income, net	(6,297)	(3,830)
Net income before income taxes	32,348	99,550
Income tax provision	5,386	20,864
Net income	$26,962	$78,686
Earnings per share:
Basic	$1.15	$3.30
Diluted	$1.14	$3.25

Weighted average shares outstanding:
Basic	23,381,294	23,837,170
Diluted	23,629,779	24,194,321

Non-GAAP Measures
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has provided information in this press release relating to adjusted gross margin.
Adjusted Gross Margin
Adjusted gross margin is a non-GAAP financial measure used by management as a supplemental measure in evaluating operating performance. The Company defines adjusted gross margin as gross margin less capitalized interest and adjustments resulting from the application of purchase accounting included in the cost of sales. Management believes this information is useful because it isolates the impact that capitalized interest and purchase accounting adjustments have on gross margin. However, because adjusted gross margin information excludes capitalized interest and purchase accounting adjustments, which have real economic effects and could impact results, the utility of adjusted gross margin information as a measure of operating performance may be limited. In addition, other companies may not calculate adjusted gross margin information in the same manner that the Company does. Accordingly, adjusted gross margin information should be considered only as a supplement to gross margin information as a measure of the Company’s performance.
The following table reconciles adjusted gross margin to gross margin, which is the GAAP financial measure that management believes to be most directly comparable (dollars in thousands, unaudited):

	Three Months Ended March 31,
	2023	2022
Home sales revenues	$487,357	$546,050
Cost of sales	388,541	387,643
Gross margin	98,816	158,407
Capitalized interest charged to cost of sales	6,757	4,513
Purchase accounting adjustments (1)	2,036	2,282
Adjusted gross margin	$107,609	$165,202
Gross margin % (2)	20.3%	29.0%
Adjusted gross margin % (2)	22.1%	30.3%
(1)Adjustments result from the application of purchase accounting for acquisitions and represent the amount of the fair value step-up adjustments included in cost of sales for real estate inventory sold after the acquisition dates.
(2)Calculated as a percentage of home sales revenues.
Home Sales Revenues, Home Closings, Average Sales Price Per Home Closed (ASP), Average Community Count, Average Monthly Absorption Rates and Closing Community Count by Reportable Segment
(Revenues in thousands, unaudited)

	Three Months Ended March 31, 2023					As of March 31, 2023
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$150,380	453	$331,965	35.0	4.3	35
Southeast	104,376	316	330,304	24.0	4.4	24
Northwest	74,815	159	470,535	9.3	5.7	10
West	78,886	209	377,445	13.4	5.2	14
Florida	78,900	229	344,541	16.0	4.8	16
Total	$487,357	1,366	$356,777	97.7	4.7	99

	Three Months Ended March 31, 2022					As of March 31, 2022
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$262,298	844	$310,780	30.0	9.4	29
Southeast	72,463	238	304,466	20.0	4.0	21
Northwest	102,874	201	511,811	10.3	6.5	9
West	55,583	142	391,430	10.0	4.7	10
Florida	52,832	174	303,632	18.7	3.1	19
Total	$546,050	1,599	$341,495	89.0	6.0	88

Owned and Controlled Lots
The table below shows (i) home closings by reportable segment for the three months ended March 31, 2023 and (ii) owned or controlled lots by reportable segment as of March 31, 2023.

	Three Months Ended March 31, 2023	As of March 31, 2023
Reportable Segment	Home Closings	Owned (1)	Controlled	Total
Central	453	21,471	3,413	24,884
Southeast	316	14,761	2,750	17,511
Northwest	159	6,553	2,010	8,563
West	209	9,669	1,255	10,924
Florida	229	5,182	2,660	7,842
Total	1,366	57,636	12,088	69,724
(1)Of the 57,636 owned lots as of March 31, 2023, 46,633 were raw/under development lots and 11,003 were finished lots. Finished lots included 1,628 completed homes, including information centers, and 2,026 homes in progress.
Backlog Data
As of the dates set forth below, the Company’s net orders, cancellation rate and ending backlog homes and value were as follows (dollars in thousands, unaudited):

Backlog Data	Three Months Ended March 31,
	2023 (4)	2022 (5)
Net orders (1)	2,219	1,973
Cancellation rate (2)	15.9%	15.6%
Ending backlog – homes (3)	1,555	2,429
Ending backlog – value (3)	$561,422	$849,117
(1)Net orders are new (gross) orders for the purchase of homes during the period, less cancellations of existing purchase contracts during the period.
(2)Cancellation rate for a period is the total number of purchase contracts cancelled during the period divided by the total new (gross) orders for the purchase of homes during the period.
(3)Ending backlog consists of homes at the end of the period that are under a purchase contract that has been signed by homebuyers who have met preliminary financing criteria but have not yet closed and wholesale contracts for which vertical construction is generally set to occur within the next six to twelve months. Ending backlog is valued at the contract amount.

(4)As of March 31, 2023, the Company had 130 units related to bulk sales agreements associated with its wholesale business.
(5)As of March 31, 2022, the Company had 374 units related to bulk sales agreements associated with its wholesale business.

CONTACT:     Joshua D. Fattor
Vice President of Investor Relations and Capital Markets
(281) 210-2586
investorrelations@lgihomes.com